UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 16, 2011
Date of Report (Date of earliest event reported)

CROSS BORDER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22610 US Highway 281 N., Suite 218 San Antonio, TX	78258
(Address of principal executive offices)	(Zip Code)

(210) 226-6700
Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On November 22, 2011, Cross Border Resources, Inc. (“Cross Border” or the “Company”) entered into a letter of intent (the “LOI”) with American Standard Energy Corp. (“American Standard”) which memorialized American Standard’s intent to acquire Cross Border and granted to American Standard the exclusive right to enter into such a transaction with Cross Border between November 22, 2011 and January 31, 2012.  The LOI was described in more detail in Cross Border’s 8-K filed on November 23, 2011.

On December 16, 2011, the Company received from American Standard written termination of the LOI as allowed by the terms of the LOI.  The termination became effective immediately and there are no early termination penalties.

ITEM 8.01  OTHER EVENTS.

On December 12, 2011, Red Mountain Resources, Inc. and Black Rock Capital, Inc., as direct and indirect shareholders of the Company, filed a lawsuit against the Company in the District Court of Clark County, Nevada as Case No. A-11-653-089-B.  The plaintiffs have asked the Court (i) to order the Company to hold an annual shareholders’ meeting for the purpose of electing directors, and (ii) to declare that the solicitation or securing of proxies pursuant to a proxy solicitation made in accordance with the law shall not constitute or be deemed an “Association” as such term is defined in the Amendment to Bylaws recently adopted by the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2011	CROSS BORDER RESOURCES, INC.

	By:	/s/ Everett Willard Gray II
Everett Willard Gray II
Chief Executive Officer and Chairman of the Board